Exhibit 3.2
                                                            Amended and Restated
                                                                  March 20, 1995

                        BY-LAWS OF WHITMAN MEDICAL CORP.

                                    ARTICLE I

                                     OFFICES


     Section 1. The registered office shall be located in Iselin, New Jersey.

     Section 2. The corporation may also have offices at such other places both within and without the Sate of New Jersey as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                         ANNUAL MEETING OF SHAREHOLDERS

     Section 1. All meetings of shareholders for the election of directors shall be held within or without the State of New Jersey, at such place and time as may be fixed from time to time by the Board of Directors.

     Section 2. Annual meetings of shareholders, shall be held on a date fixed by the Board of Directors within one hundred and eighty days of the receipt by the President of the corporation from its accountants of year end financial statements of the corporation or at such other date and time as shall be fixed from time to time by the Board of Directors and stated in the notice of meeting, at which the shareholders shall elect by a majority vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the time, place, and purpose or purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III

                        SPECIAL MEETINGS OF SHAREHOLDERS

     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of New Jersey as shall be
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stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President, the Board of Directors, or the Chairman of the Board of Directors. Special meetings of the shareholders may be called also by the Chairman of the Board of Directors.

     Section 3. Written notice of a special meeting stating the time, place, and purpose or purposes of the meeting for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

     Section 4. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.


                                   ARTICLE IV

                           QUORUM AND VOTING OF STOCK

     Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall, be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

     Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his agent.

                In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote, or, if the

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certificate of incorporation so provides, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the aggregate number of his votes shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

          Section 4. Subject to statutory provisions, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                     Except as provided in the certificate of incorporation and subject to the statutory provisions and upon compliance therewith any action required to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting which all shareholders entitled to vote thereon were present and voting.

                                    ARTICLE V

                                    DIRECTORS

          Section 1. The number of directors which shall constitute the whole Board of Directors other than the first Board of Directors, shall be not less than two nor more than nine. The exact number of directors within such maximum and minimum shall be determined by resolution of the Board of Directors or by the shareholders at an annual meeting or special meeting. Directors must be at least 18 years of age, need not be residents of the State of New Jersey nor shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

          Section 2. Unless otherwise provided in the certificate of incorporation, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

          Any directorship to be filled by reason of an increase in the number of directors shall be filled by the Board of Directors. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until the successor shall have been elected and qualified.

          Section 3. The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and

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things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

          Section 4. The directors may keep the books and records of the corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places a they may from time to time determine.

          Section 5. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS

          Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the Sate of New Jersey.

          Section 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

          Section 3. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time at such place as shall from time to time be determined by the board.

          Section 4. Special meetings of the Board of Directors may be called by the President or five day's notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

          Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          Section 6. A majority of the directors shall constitute a quorum for the transaction

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of business unless a greater or lesser number is required by statute or by the certificate of incorporation. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

          Section 7. Unless otherwise provided by the certificate of incorporation, any action required to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the Board of Directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the corporation.

          Section 8. Any or all directors may participate in a meeting of the board or a committee of the board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

                                   ARTICLE VII

                         EXECUTIVE AND OTHER COMMITTEES

          Section 1. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one or more directors to constitute an executive committee or other committees, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation except as otherwise required by law. Vacancies in the membership of each such committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each such committee shall keep regular minutes of its proceedings and report the same to the board when required.


                                  ARTICLE VIII

                                     NOTICES

          Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

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          Section 2. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE IX

                                    OFFICERS

          Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers.

          Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a chairman, a President, one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

          Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

          Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time for cause or without cause by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors. An officer may resign by written notice to the corporation. The resignation shall be effective upon receipt thereof or at such subsequent time as shall be specified in the notice of resignation.


                              CHAIRMAN OF THE BOARD

          Section 6. The Chairman of the Board shall be the chief executive officer and shall preside at all meetings of the Board of Directors. The Chairman shall see that all orders and resolutions of the Board of Directors are carried into effect.


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                           VICE CHAIRMAN OF THE BOARD

          Section 7. The Vice Chairman of the Board shall preside at meetings of the Board of Directors in the absence of the Chairman and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                                  THE PRESIDENT

          Section 8. The President shall be the chief operating officer of the corporation, shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation.

          Section 9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board or Directors to some other officer or agent of the corporation.


                               THE VICE-PRESIDENTS

          Section 10. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.


                     THE SECRETARY AND ASSISTANT SECRETARIES

          Section 11. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

          Section 12. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary,

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perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers that the Board of Directors may from time to time prescribe.


                     THE TREASURER AND ASSISTANT TREASURERS

          Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all money and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

          Section 14. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

          Section 15. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, requirement or removal from office, of all books, papers, vouchers, money and the property of whatever kind in his possession or under his control belonging to the corporation.

          Section 16. The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE X

                             CERTIFICATES FOR SHARES

          Section 1. The shares of the corporation shall be represented by certificates signed by, the Chairman or Vice-Chairman of the Board, or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

                     When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the share of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variation in the relative rights and preferences between the shares of each such series

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so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

          Section 2. The signatures of the officers of the corporation upon a certificate may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

          Section 3. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.


                               TRANSFERS OF SHARES

          Section 4. Upon compliance with provisions restricting the transferability of shares, if any, upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded on the books of the corporation.

                                   RECORD DATE

          Section 5. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to a vote at a meeting of shareholders shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, the day on which the meeting is held. For all other purposes, if no record date is fixed, the record date for determining

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shareholders shall be at the close of business on the day on which the resolution of the Board relating thereto is adopted. When a determination of shareholders of record entitled to notice or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

          Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except otherwise provided by the laws of New Jersey.

                              LIST OF SHAREHOLDERS

          Section 7. The officer or agent having charge of the transfer books for shares shall make, and certify a complete list of the shareholders entitled to vote at a shareholders' meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.


                                   ARTICLE XI

                               GENERAL PROVISIONS

                                    DIVIDENDS

          Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in its bonds, in its own shares or other property including the shares or bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

          Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their

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absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

          Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

          Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.


                                      SEAL

          Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, New Jersey". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                   ARTICLE XII

                                   AMENDMENTS

          Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board, subject to any provision in the articles of incorporation reserving to the shareholders the power to adopt, amend, or repeal the by-laws, but by-laws made by the board may be altered or repealed and new by-laws made by the shareholders. The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the board.

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